Exhibit 10.2

SECURITY AGREEMENT

This SECURITY AGREEMENT (this "Agreement") is executed as of this 1st day of February 2008, by Lawriter, LLC, an Ohio limited liability company ("Lawriter"), in favor of Institute of Legal Publishing, Inc., an Ohio corporation (the "Secured Party").

W I T N E S S E T H:

WHEREAS, pursuant to that certain LLC Interests Purchase Agreement by and among Collexis Holdings, Inc., a Nevada corporation ("Collexis"), Lawriter, Inc., a wholly-owned subsidiary of Collexis and Nevada corporation (together with Collexis, "Buyer"), Lawriter, OSBA.COM LLC, an Ohio limited liability company and Secured Party dated February 1, 2008 (the "Purchase Agreement"), Buyer has purchased all of the membership interests of Lawriter for and in consideration of the Purchase Price which includes, in addition to an initial cash payment and issuance of Collexis common stock to be made at closing and certain “earnout” payments, certain periodic cash payments referred to in the Purchase Agreement as the "Scheduled Payments." Each of the Scheduled Payments shall be secured by Lawriter's Accounts Receivable arising from the Consortium Licenses and a first lien on Lawriter's equipment as set forth in Section 2(b)(i)(B)(2) of the Purchase Agreement; and

WHEREAS, as a condition to and an inducement for the Secured Party to enter into the Purchase Agreement, Lawriter has agreed to execute this Agreement as security for the Scheduled Payments.

NOW, THEREFORE, as an inducement to the Secured Party, and in consideration of the Secured Party extending credit to Collexis and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, to secure the prompt payment and performance of the Scheduled Payments does hereby agree as follows:

ARTICLE I
SECURITY INTEREST

Section 1.1 Definitions. All terms used herein that are identified in the Ohio Uniform Commercial Code (the "Code") shall have the same meaning herein unless otherwise indicated. All capitalized terms used in this Agreement or in the introductory paragraphs above not otherwise defined herein or above or in the Code shall have the meaning attributed to such terms in the Purchase Agreement. All capitalized terms defined in the introductory paragraphs above are incorporated herein as part of this Agreement.

Section 1.2 Security Interest. As security for the prompt satisfaction of the Scheduled Payments, including the costs and expenses of collection or enforcement thereof, Lawriter hereby grants the Secured Party, as security for the Scheduled Payments, a continuing first priority lien and security interest in the following (the "Collateral"): all of the Lawriter Equipment and all of Lawriter's Accounts Receivable arising from the Consortium Licenses. For purposes of this Agreement, Lawriter Equipment shall mean that equipment reflected on Schedule 1, attached hereto and made a part hereof, entitled “Lawriter Equipment.”

ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.1 Authorization. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action.

Section 2.2 Financing Statements. At the Secured Party's request, Lawriter will join with the Secured Party in executing one or more financing statements or any other document in form reasonably satisfactory to the Secured Party. Lawriter authorizes the Secured Party to prepare and to file financing statements or such other documents deemed necessary by the Secured Party covering the Collateral signed only by the Secured Party under such circumstances and in such jurisdictions where Lawriter's signature is not required. Lawriter will keep accurate and complete records pertaining to the Collateral or any proceeds thereof.

Section 2.3 Further Assurances. Lawriter will do, make, procure, execute and deliver all acts, things, writings and assurances as the Secured Party may reasonably request at any time and from time to time to protect, assure or perfect their interest, rights and remedies under the Purchase Agreement and applicable law.

Section 2.4 Inspection of Collateral and Records. The Secured Party may, upon reasonable notice, examine and inspect the Collateral and records and documents related to the Collateral during regular business hours upon no less than three (3) days prior written notice.

Section 2.5 Assignment or Sale. Lawriter, its agents, servants or employees will not mortgage, lease, rent, sell, assign or offer to sell, assign or otherwise transfer or dispose of the Collateral, other than the ordinary course of business, either in whole or in part, or any interest therein without the prior written consent of the Secured Party or approval of any applicable bankruptcy court.

Section 2.6 Additional Representations of Lawriter. With respect to all of the Collateral:

(a) Lawriter is organized under the laws of the State of Ohio and will not change its state of formation or type of organization without the prior written consent of the Secured Party which consent shall not be unreasonably withheld or delayed.

(b) Lawriter agrees to take such reasonable actions as would be expected from a similarly situated company granting similar security interests to prevent and protect against any waste, damage, or destruction of the Collateral, and Lawriter will safeguard and keep all documents relating to the Collateral.

(c)  Lawriter will promptly advise (but in no event greater than ten (10) days) the Secured Party in writing of any change in Lawriter's name or in its principal place of business.

ARTICLE III
DEFAULT

Section 3.1 Events of Default. Lawriter shall be in default under this Agreement upon the happening of any of the following events or conditions ("Event of Default"):

(i) Buyer defaults in the performance or observance of any provision of this Agreement or fails to timely make the Scheduled Payments; or

(ii) the loss, impairment, sale, assignment, transfer or encumbrance to or of a substantial part of the Collateral or Lawriter's interest therein shall occur, or any levy, seizure, injunction or attachment thereon; or

(iii) the entry of an order appointing a trustee, receiver, or custodian or the filing by or against Lawriter of a petition for bankruptcy relief.

Section 3.2  Rights and Remedies Upon Default. Upon occurrence of any of the events of default described in Section 3.1, the Secured Party shall have the following rights that shall be cumulative with all other rights and remedies of the Secured Party:

(a) Acceleration. The Secured Party shall have the right to and may declare all liabilities secured hereby to be immediately due and payable without notice to or demand upon Lawriter or any other person;

(b)  Other Rights. The Secured Party, in addition to any remedies it may exercise under this Agreement or the Purchase Agreement, or under applicable law, may immediately and without demand, exercise any and all of the rights of a secured party upon default under the Code, all of which shall be cumulative. Such rights shall include, without limitation:

(i) The right to take possession of the Collateral without judicial process and the right to enter upon any premises where the Collateral may be located for the purposes of taking possession of, securing, removing and/or disposing of the Collateral without interference from Lawriter and without any liability for rent, storage, utilities or other sums;

(ii) The Secured Party shall have the right to notify the person or entity obligated on Accounts Receivable to make payments thereon directly to the Secured Party and to take control of the cash and noncash proceeds through a lockbox or other means;

(iii) The right to sell, lease, or otherwise dispose of the whole or from time-to-time, any part of or all of the Collateral, whether in its then condition or after further processing or preparation, at public or private sale. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the

Secured Party shall give Lawriter at least five (5) days' prior notice of the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition of the Collateral is to be made, all of which Lawriter agrees shall be reasonable notice of any such sale or disposition of the Collateral; and

(c) Upon request of the Secured Party, Lawriter shall assemble and make the Collateral available to the Secured Party at a place reasonably convenient to Lawriter and the Secured Party.

Section 3.3 Bankruptcy Court Relief. Secured Party agrees that, if applicable, it shall not seek to exercise any of its rights under Section 3.2 without first seeking relief to do so from the United States Bankruptcy Court.

Section 3.4  Attorney-in-Fact. To effectuate the rights and remedies of the Secured Party upon default, Lawriter does hereby irrevocably appoint the Secured Party attorney-in-fact for Lawriter, with full power of substitution, after default of Lawriter, to sign, execute and deliver any and all instruments and documents and to do all acts and things to the same extent as Lawriter could do, and to sell, assign and transfer any Collateral to the Secured Party or any other party.

Section 3.5 Proceeds of Sale; Deficiency. The proceeds of any sale or other disposition of the Collateral or any part of the Collateral by the Secured Party shall be applied first to the expenses (including, but not limited to, reasonable attorneys' fees) of retaking, holding, storing, and processing the Collateral and preparing the Collateral for sale, selling and the like and collecting or attempting to collect the Scheduled Payments secured by this Agreement; then to the satisfaction of the Scheduled Payments secured hereby; and the balance, if any, to be paid to Lawriter or to be paid as otherwise provided by law.

Section 3.6 Cumulative Rights. The enumeration of the foregoing rights is not intended to be exhaustive, and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. The Secured Party may permit Lawriter to remedy any default, but such shall not be a waiver of the default so remedied, and the Secured Party's waiver of any default shall not be a waiver of any subsequent or prior defaults.

ARTICLE IV
MISCELLANEOUS

Section 4.1 Waiver; Severability.

(a) In addition to any other waivers, as set forth herein in the Note, Lawriter expressly waives, to the extent allowed by law, all claims and rights to claim any exemptions allowed or allowable under the Constitution or laws of the United States, the State of Ohio, or any other jurisdiction.

(b) In the event that any one or more of the terms or provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity of the remaining terms or provisions shall in no way be affected, prejudiced or disturbed thereby.

Section 4.2 Assignment of Obligations. If at any time or times by sale, assignment, negotiation, pledge or otherwise, the Secured Party transfers any or all of the Obligations, such transfer shall, unless otherwise specified in writing, carry with it the Secured Party's rights and remedies under this Agreement with respect to such Obligations transferred, and the transferee shall become vested with such rights and remedies whether or not they are specifically referred to in the transfer.

Section 4.3 Notices. All notices herein authorized or required to be given to Lawriter or the Secured Party shall be delivered personally or shall be sent by certified mail, registered mail or overnight express, postage prepaid to the addresses set forth below or to such other address as the parties may designate from time to time in accordance with this subparagraph:

Buyer or Lawriter:
Collexis Holdings, Inc.
Lawriter, LLC
Lawriter, Inc.
1201 Main Street, Suite 980
Colombia, South Carolina 29201
Attention: President

With copy to:
McDaniel & Henry, LLP
PO Box 681235
Marietta, Georgia 30068-0021
Attn: Frank McDaniel, Esq.

Secured Party:
Institute of Legal Publishing, Inc.
250 East Fifth Street, Suite 444
Cincinnati, Ohio 45202
Attn: Joseph W. Shea, III

With copy to:
Thompson Hine LLP
10 West Second Street
Dayton, Ohio 45402
Attn: Sharen Swartz Neuhardt, Esq.

Section 4.4 Non-Waiver; Modification.

(a) No course of dealing, delay or failure on Secured Party's part in exercising any right, privilege, option or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, privilege, option or remedy preclude any further exercise thereof or the exercise of any other right, privilege, option or remedy. No waiver whatsoever shall be valid unless in writing signed by the Secured Party and then only to the extent therein set forth.

(b) No modification, amendment or waiver of any provision of this Agreement, and no consent to any departure by Lawriter therefrom, shall be effective unless the same shall be in writing and signed by the Secured Party and then such waiver or modification shall be effective only in the specific instance and for the purpose for which it is given.

Section 4.5 Captions and Titles. The headings of the sections, paragraphs, and subdivisions of this Agreement are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

Section 4.6 Successors and Assigns. The provisions of this Agreement shall inure to and bind not only the parties hereto, but also their respective heirs, executors, administrators, successors and assigns.

Section 4.7 Applicable Law. This Agreement shall be construed and governed, and its validity determined, according to the laws of the State of South Carolina.

Section 4.8 Termination of Security Interest. The Secured Party's security interest under this Agreement will not be terminated until the Secured Party executes a written termination agreement.

Section 4.9 Counterparts. This Security Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts together constitute but one and the same instrument.

[Signatures on Following Page]

IN WITNESS WHEREOF, the undersigned has executed this document on the date first written above.

LAWRITER, LLC

By:  /s/ William D. Kirkland

William D. Kirkland
Its: Manager

INSTITUTE OF LEGAL PUBLISHING, INC.

By:  /s/ Joseph W. Shea III

Joseph Shea
Its: President